UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5818 El Camino Real

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2018, Alphatec Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Mr. R. Ian Molson was not nominated for re-election at the Annual Meeting and, therefore, Mr. Molson’s term as a member of the Company’s Board of Directors (“Board”) expired following the Annual Meeting. In connection with his departure from the Company’s Board, Mr. Molson and the Company entered into a Vesting Acceleration Agreement (the “Vesting Agreement”). Pursuant to the Vesting Agreement, as of May 17, 2018, all outstanding options to purchase the Company’s common stock and any restricted common stock held by Mr. Molson as of May 17, 2018, became vested and exercisable. In addition, the term during which Mr. Molson may exercise any stock option was extended until the earlier of: (i) May 17, 2020 (or the following business day if such day is not a business day of the Company), or (ii) the expiration date that would apply to such stock option. The foregoing summary of the Vesting Agreement is qualified in its entirety by reference to the full text of the Vesting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

As described in Item 5.07 below, at the Company’s Annual Meeting, the stockholders of the Company approved an amendment of the Company’s 2016 Equity Incentive Award Plan (the “Amended Plan”). The Amended Plan (1) modifies the Company’s original 2016 Equity Incentive Award Plan to increase the shares available for grant under the Amended Plan by 3,000,000, and (2) corrects a typographical error contained in the original 2016 Equity Incentive Award Plan. The foregoing summary of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 17, 2018, the Company held its Annual Meeting. The Company’s filed its definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on April 25, 2018. The proxy statement describes in detail each of the five proposed voting matters (the “Proposals”) submitted to the Company’s stockholders at the Annual Meeting. As of March 23, 2018, the record date of the Annual Meeting, there were 25,548,990 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 16,591,559 shares of the Company’s common stock were represented in person or by proxy. The final results for the votes cast with respect to each Proposal are set forth below.

Proposal 1

The stockholders elected each of Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, Jason Hochberg, Patrick S. Miles, David H. Mowry, Terry M. Rich, Jeffrey P. Rydin, James L.L. Tullis, Donald A. Williams and Ward W. Woods to serve on the Company’s Board for a term of one year until the 2019 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Evan Bakst	16,558,905	32,654	0
Mortimer Berkowitz III	16,355,778	235,781	0
Quentin Blackford	16,510,261	81,298	0
Jason Hochberg	16,516,647	74,912	0
Patrick S. Miles	16,422,813	168,746	0
David H. Mowry	16,515,384	76,175	0
Terry M. Rich	16,379,979	211,580	0
Jeffrey P. Rydin	15,969,564	621,995	0
James L.L. Tullis	16,439,027	152,532	0
Donald A. Williams	16,519,509	72,050	0
Ward W. Woods	16,308,887	282,682	0

Proposal 2

The stockholders ratified the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2018 by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,573,809	6,531	11,219	0

Proposal 3

The stockholders approved the amendment of the Company’s 2016 Equity Incentive Plan by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,051,132	398,108	142,319	0

Proposal 4

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executed officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,801,003	649,068	141,488	0

Proposal 5

The stockholders approved the issuance of shares of common stock (or securities convertible into or exercisable for common stock): (a) representing more than 19.99% of the outstanding common stock or voting power of the company; (b) to insiders at less than market prices; and (c) that could result in a Nasdaq Stock Market change of control by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,404,028	38,029	149,502	0

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Vesting Acceleration Agreement between Alphatec Holdings, Inc. and R. Ian Molson, dated May 17, 2018.

10.2	First Amendment to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2018	ALPHATEC HOLDINGS, INC.

	By:	/s/ Jeffrey Black
	Name:	Jeffrey Black
	Its:	Chief Financial Officer